Better Choice Company Inc. Announces Closing of Public Offering - Updated

Tampa, Florida, July 31, 2024 — Better Choice Company Inc. (NYSE American: BTTR) (the "Company" or ("Better Choice"), a pet health and wellness company, today announced the closing of its public offering of 639,000 shares of its common stock and Pre-funded warrants to purchase 1,028,000 shares of its common stock ("Pre-Funded Warrants"). Each share of common stock and Pre-Funded Warrant was sold at a public offering price of $3.00 per share (inclusive of the Pre-Funded Warrant exercise price), for gross proceeds of approximately $5 million, before deducting underwriting discounts and offering expenses. In addition, Better Choice has granted the underwriters a 45-day option to purchase up to an additional 100,000 shares of common stock and/or Pre-Funded Warrants at the public offering price less the underwriting discount.

The Company intends to use the net proceeds from this offering for general corporate purposes, including working capital, sales and marketing, and operating expenses.

ThinkEquity acted as sole book-running manager for the offering.

A registration statement on Form S-1 (File No. 333-280714) relating to the offering was filed with the Securities and Exchange Commission ("SEC") and became effective on July 29, 2024. The offering was made only by means of a prospectus. The final prospectus relating to the offering was filed with the SEC and is available on the SEC's website at http://www.sec.gov. Copies of the final prospectus may also be obtained from ThinkEquity, 17 State Street, 41st Floor, New York, New York 10004.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Better Choice Company Inc.

Better Choice Company Inc. is a rapidly growing pet health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier and longer lives. We take an alternative, nutrition-based approach to pet health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted pet health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge

to make informed decisions about their pet's health. We sell the majority of our dog food, cat food and treats under the Halo brand, which is focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company's risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company, Inc.
Kent Cunningham, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com